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                                                                    Exhibit 23.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49119 of McKesson Corporation ("McKesson") of our reports dated May 16, 1997 on McKesson's consolidated financial statements and consolidated supplementary financial schedule, incorporated by reference in and appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8-K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


San Francisco, California
Dallas, Texas



April 16, 1998